UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2009
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
3.02	Unregistered Sales of Equity Securities
9.01	Financial Statements and Exhibits

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sales of Equity Securities

On November 5, 2009, Nord Resources Corporation (the "Company") completed its previously announced unregistered brokered private placement of 40 million units (the "Units") for total gross proceeds to the Company of US$12 million. Salman Partners Inc. (the "Agent") acted as agent in the offering, which was effected in an offshore transaction pursuant to Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the "US Securities Act"). The Agent received a cash commission of US$600,000, equal to 5% of the gross proceeds of the offering, leaving net proceeds to the Company of approximately $11.4 million.

Each Unit, priced at US$0.30, consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the Company (a "Warrant Share") at a price of US$0.38 per share until June 5, 2012. The warrants provide for adjustments in the event of stock dividends, subdivisions, consolidations, and other forms of capital reorganization.

The allocation of the Units between the purchasers, Mr. Ross J. Beaty and Mr. Riaz Shariff, was adjusted subsequent to the Company's original press release announcing the offering on October 28, 2009. Mr. Beaty, acting through a wholly-owned holding company, acquired 34,250,000 common shares, representing 31% of the outstanding common shares of the Company on a post-closing basis. Under rules promulgated by the Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, Mr. Beaty will be considered to beneficially own upon closing of the offering both the 34,250,000 shares forming part of the units and the 34,250,000 warrant shares that underlie the warrants, which together represents approximately 47.3% of the Company's issued and outstanding common shares, assuming no other securities convertible into common shares have been exercised. Mr. Shariff acquired the balance of the units. The Toronto Stock Exchange has conditionally approved the listing of the common shares and Warrant Shares, subject to the Company fulfilling the requirements of the TSX conditional approval letter.

The net proceeds of the offering will be used to make the approximate US$2.25 million debt-service payment to Nedbank Limited which was due on September 30, 2009, to make an investment of approximately US$500,000 for further improvements to the Company's operations at the Johnson Camp Mine, and to fund working capital needs.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	News release of Nord Resources Corporation dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: November 5, 2009	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer